UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

LVB ACQUISITION, INC.

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 8, 2012, Biomet, Inc. issued a press release announcing the completion of its previously announced offering of $1.0 billion aggregate principal amount of 6.500% senior notes due 2020. A copy of the press release announcing the completion of the offering is being furnished as Exhibit 99.1 and is incorporated by reference herein.

On August 8, 2012, Biomet, Inc. also issued a press release announcing the early tender results of the previously announced cash tender offer (the “Tender Offer”) for any and all of its $771,000,000 aggregate principal amount of outstanding 10 3/8 / 11 1/8% Senior Toggle Notes due 2017 (CUSIP Nos. 090613AD2, 550785AC3 and U55004AB8) (the “Existing Toggle Notes”) and Biomet’s acceptance for purchase of all of the tendered Existing Toggle Notes. A copy of the press release announcing the early tender results and acceptance of the tendered Existing Toggle Notes is being furnished as Exhibit 99.2 and is incorporated by reference herein.

Biomet is a wholly owned subsidiary of LVB Acquisition, Inc. (“LVB”). LVB has no other operations beyond its ownership of Biomet.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release issued August 8, 2012

99.2	Press Release issued August 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 8, 2012

LVB ACQUISITION, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer

BIOMET, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer